Exhibit 99(a)(2)

NOTICE OF WITHDRAWAL

REGARDING NOTES OF

NEW MOUNTAIN FINANCE CORPORATION

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED NOVEMBER 4, 2022

THE WITHDRAWAL RIGHTS WILL EXPIRE AT,

AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY

NEW MOUNTAIN FINANCE CORPORATION BEFORE,

11:59 P.M., EASTERN TIME, ON DECEMBER 6, 2022, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL, COURIER, OR PERSONAL DELIVERY TO:

If using overnight mail:	If using courier:

New Mountain Finance Corporation	New Mountain Finance Corporation
c/o D.F. King & Co., Inc. 48 Wall Street, 22nd Floor	c/o D.F. King & Co., Inc. 48 Wall Street, 22nd Floor
New York, NY 10005	New York, NY 10005
Attention: Michael Horthman	Attention: Michael Horthman

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY NEW MOUNTAIN FINANCE CORPORATION AT THE ADDRESS ABOVE.

NOTICE OF WITHDRAWAL

PURSUANT TO THE OFFER TO PURCHASE DATED

NOVEMBER 4, 2022

LADIES AND GENTLEMEN,

The undersigned holder of 5.75% Convertible Notes due 2023 (the “Notes”) issued by New Mountain Finance Corporation (the “Company”) hereby withdraws the tender of his, her, or its Notes, which the holder of the Notes (the “Noteholder”) submitted to the D.F. King & Co., Inc. dated                    , 2022. This tender was in the amount of: Notes.

The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal of Tender, properly executed, the Notes previously tendered will not be purchased by the Company.

IMPORTANT: The signature of the Noteholder(s) or person(s) authorized to sign on behalf of the Noteholder(s) (an “Authorized Person”) should be exactly as it appeared in the Purchase Agreement. Attach additional copies as necessary.

Signature of Noteholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Noteholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Noteholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Noteholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):